TMK/UNITED FUNDS, INC.
                               6300 LAMAR AVENUE
                                P. O. BOX 29217
                       SHAWNEE MISSION, KANSAS 66201-9217


September 29, 1997

SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N. W.
Judiciary Plaza
Washington, D. C.  20549

RE:  TMK/United Funds, Inc.
     Post-Effective Amendment No. 18

Dear Sir or Madam:

In connection with the filing of the above-referenced Post-Effective Amendment, I hereby represent that the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,



Sharon K. Pappas
General Counsel

SKP/fr